Exhibit 99.1

TILT Holdings Enters into Debt and Security Agreement with Smoore Technology Limited

PHOENIX, AZ, January 31, 2024 -- TILT Holdings Inc. (“TILT" or the “Company”) (Cboe:TILT) (OTCQB: TLLTF), a global provider of cannabis business solutions that include inhalation technologies, cultivation, manufacturing, processing, brand development and retail, today announced that the Company and each of its subsidiaries (collectively, the “TILT Companies”) have entered into a Debt and Security Agreement, Guaranty, and related collateral security documents (collectively, the “Agreements”) with Smoore Technology Limited (“Smoore”), effective January 28, 2024.

The Agreements expand the Company and Jupiter Research, LLC’s (“Jupiter”) existing trade payable credit line with Smoore. Pursuant to the terms of the Agreements, Smoore will continue to make sales of CCELL vape hardware products and ship on credit to TILT’s wholly-owned subsidiary Jupiter. In exchange, the TILT Companies have agreed to guarantee the payment of any amount owed by Jupiter to Smoore in excess of the amounts for which Smoore receives through insurance provided by Sinosure, a Chinese export and credit insurance corporation, for any non-payment by Jupiter of invoices aged over 120 days. Certain international trade payables are required to be insured in China to protect workers and ensure that manufacturers and exporters make full and timely payments for labor. The guarantee provided by the TILT Companies under the Agreements enables TILT to increase and secure the credit line to support customer demand and will be secured by TILT’s grant of a first lien security interest in all TILT assets.

“We believe coming to an agreement with Smoore was an important and necessary step to expand our business and meet our customer needs as they continue to grow,” said TILT’s Chief Executive Officer, Tim Conder. “We recently shipped one of the largest orders of CCELL products in Jupiter’s history ahead of the upcoming Chinese New Year holiday. Further, given Smoore’s new first lien status, we have engaged in discussions for a forbearance agreement with our noteholders, who have been very supportive throughout this process as we work together to maximize stakeholder value.”

Letter Agreement

Under an associated letter agreement, the TILT Companies have agreed to reduce the outstanding balance of all currently existing accounts payable by Jupiter to Smoore in a stepped amount throughout the year to lower the overall balance to US$25 million by December 31, 2024.  Further, the TILT Companies will have a transition period through April 15, 2024, under which the TILT Companies have agreed to pay any Smoore invoices outstanding more than 150 days after the invoice date, and through June 23, 2024, under which the TILT Companies have agreed to pay any Smoore invoices that are outstanding more than 120 days after the invoice date, provided certain conditions are satisfied, and no default or event of default is declared by the existing secured creditors of the TILT Companies under their respective loan documents. Any balance on any Smoore invoices that remains unpaid by more than 90 days after the respective invoice date plus, without duplication, the aggregate dollar amount of all outstanding amounts owed by the TILT Companies to Smoore, regardless of the date of the related invoice, in excess of US$25 million will incur interest at the rate of 8% per annum.

The guarantee provided by the TILT Companies under the Agreements is secured by security interests in the assets of the TILT Companies, including a pledge of all of TILT’s equity interests in direct and indirect subsidiaries.  The Agreements include affirmative and negative covenants, events of default, representations and warranties and other provisions that are customary for agreements of this type.

About TILT

TILT helps cannabis businesses build brands. Through a portfolio of companies providing technology, hardware, cultivation and production, TILT services brands and cannabis retailers across 40 states in the U.S., as well as Canada, Israel, South America and the European Union. TILT’s core businesses include Jupiter Research LLC, a wholly-owned subsidiary and leader in the vaporization segment focused on hardware design, research, development and manufacturing; and cannabis operations, Commonwealth Alternative Care, Inc. in Massachusetts, Standard Farms LLC in Pennsylvania, and Standard Farms Ohio, LLC in Ohio. TILT is headquartered in Phoenix, Arizona. For more information, visit www.tiltholdings.com.

Forward-Looking Information

This news release contains forward-looking information and statements (together, “forward-looking information”) under applicable Canadian and U.S. securities laws which are based on current expectations. Forward-looking information is provided for the purpose of presenting information about TILT management’s current expectations and plans relating to the future and readers are cautioned that such statements may not be appropriate for other purposes. Forward-looking information may include, without limitation, the expectations with respect to growth, customer demand and profitability, expectations relating to the Agreements, the Transaction Agreement, the Transaction Agreement letter and associated documents, including each of Jupiter, TILT and Smoore’s obligations thereunder, the expected performance of TILT’s businesses, the expected level of Jupiter revenue, the ability to reduce debt and increase TILT’s cash reserves, the ability to maintain alignment with TILT’s debt holders, TILT’s discussions and intent to  enter into a forbearance agreement with existing senior noteholders, TILT’s ability to reduce the outstanding balance or otherwise make payments in accordance with the Agreements, TILT’s ability to obtain all required regulatory approvals when required, Smoore’s ability to sell and ship CCELL vape hardware in accordance with the Agreements, the ability for the sale and shipping obligations under the Agreements to be completed without delay or interruption, the ability to optimize operations, the opinions or beliefs of management, prospects, opportunities, priorities, targets, goals, ongoing objectives, milestones, strategies, and outlook of TILT and Jupiter, and includes statements about, among other things, future developments, the future operations, strengths and strategy of TILT. Generally, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, "will", “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “seeks”,  “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”. These statements should not be read as guarantees of future performance or results. These statements are based upon certain material factors, assumptions and analyses that were applied in drawing a conclusion or making a forecast or projection, including TILT’s experience and perceptions of historical trends, the ability of TILT to maximize shareholder value, current conditions and expected future developments, as well as other factors that are believed to be reasonable in the circumstances.

Although such statements are based on management’s reasonable assumptions at the date such statements are made, there can be no assurance that such forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking information. Accordingly, readers should not place undue reliance on the forward-looking information. TILT assumes no responsibility to update or revise forward-looking information to reflect new events or circumstances unless required by applicable law.

By its nature, forward-looking information is subject to risks and uncertainties, and there are a variety of risk factors, many of which are beyond the control of TILT, and that may cause actual outcomes to differ materially from those discussed in the forward-looking statements. Such risk factors include, but are not limited to, TILT’s ability to continue as a going concern, TILT’s ability to operate its business without encountering any unforeseen delays, unexpected geological or other effects, including weather conditions, shipping transportation, equipment failures, permitting delays or labor or contract disputes, TILT’s ability to generate sufficient liquidity, TILT’s ability to enter into a forbearance agreement with noteholders, TILT’s ability to execute on its cost saving measures and initiatives and those risks described under the heading “Item 1A. Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2022 , “Item 1A. Risk Factors” in the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 and any other subsequent reports filed by TILT with the United States Securities and Exchange Commission  at www.sec.gov and on SEDAR+  at www.sedarplus.ca.

Company Contact:

Lynn Ricci, VP of Investor Relations & Corporate Communications

TILT Holdings Inc.

lricci@tiltholdings.com

Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

TILT@elevate-ir.com

720.330.2829

Media Contact:

Alice Moon

Trailblaze

TILT@trailblaze.co